Exhibit 3.5

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FTT HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2003, AT 1:43 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BAKER TANKS HOLDING CORPORATION” TO “TANK HOLDINGS INC.”, FILED THE NINTH DAY OF DECEMBER, A.D. 2003, AT 12:14 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TANK HOLDINGS INC.” TO “FTT HOLDINGS, INC.”, FILED THE ELEVENTH DAY OF DECEMBER, A.D. 2003, AT 2:22 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D. 2004, AT 1:35 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2005, AT 3:58 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FTT HOLDINGS, INC.”.

jeffrey W. Bullock, Secretary of State
3732123 8100H	AUTHENTICATION: 7820792

100162772	DATE: 02-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:57PM 11/25/2003 FILED 01:43 PM 11/25/2003 SRV 030759183 – 3732123 FILE

CERTIFICATE OF INCORPORATION

OF

BAKER TANKS HOLDING CORPORATION

FIRST: The name of the corporation is: Baker Tanks Holding Corporation.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time (“GCL”).

FOURTH: The amount of the total authorized capital stock of this Corporation is as follows:

1,000 Common shares, with $0.01 par value per share

FIFTH: The name and mailing address of the incorporator is Marge Bajzek, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606.

THE UNDERSIGNED, being the incorporator hereinabove named, for the purposes of forming a corporation pursuant to the GCL, does hereunto set her hand this 25th day of November, 2003.

/s/ Marge Bajzek
Marge Bajzek, Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 12/09/2003 FILED 12:14 PM 12/09/2003 SRV 030788412 – 3732123 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

BAKER TANKS HOLDING CORPORATION

It is hereby certified that:

1.	The name of the Corporation (hereinafter the “Corporation”) is Baker Tanks Holding Corporation.

2.	The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the Corporation is Tank Holdings Inc.”

4.	The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated: December 9, 2003

/s/ Edward M. Lhee
Edward M. Lhee, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:34 PM 12/11/2003 FILED 02:22 PM 12/11/2003 SRV 030797300 – 3732123 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

TANK HOLDINGS INC.

It is hereby certified that:

1.	The name of the Corporation (hereinafter the “Corporation”) is Tank Holdings Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the Corporation is FTT Holdings, Inc.”

4.	The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated: December 11, 2003

/s/ Edward M. Lhee
Edward M. Lhee, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:36PM 01/29/2004 FILED 01:35PM 01/29/2004 SRV 040062971 - 3732123 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FTT HOLDINGS, INC.

It is hereby certified that:

FIRST: The present name of the Corporation (hereinafter the “Corporation”) is FTT Holdings, Inc. It was originally incorporated under the name Baker Tanks Holding Corporation on November 25, 2003. The name was changed to Tank Holdings Inc. on December 9, 2003. The name was then changed to its present name on December 11, 2003.

SECOND: The Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as follows:

ARTICLE 1:

The name of the Corporation is FTT Holdings, Inc.

ARTICLE II:

The address of the registered office of the Corporation in the State of Delaware is

2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III:

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time (“DGCL”).

ARTICLE IV:

A. Classes of Stock. The Corporation is authorized to issue two (2) million shares of capital stock consisting of common stock, which shall have a par value of $0.01 per share (the “Common Stock”). The Common Stock shall be divided into two (2) classes, one of which shall be designated “Class A Common Stock” and shall consist of one (1) million authorized shares, par value $0.01 per share (the “Class A Common”), and the other of which shall be designated “Class B Common Stock” and shall consist of one (1) million authorized shares, par value

$0.01 per share (the “Class B Common”).

B. Rights, Preferences and Restrictions of Common Stock. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class of Common Stock are as follows:

Class	Relative Rights

Class A Common	Voting
Class B Common	Non-Voting

Each share of Class A Common and each share of Class B Common shall be identical in all respects and shall have, and must be accorded, equal rights without priority of one series over the other in any matter, including the right to dividends and the right to distributions upon any liquidation, dissolution, winding up of the affairs or distributions of capital of the Corporation, provided that each holder of shares of Class A Common shall be entitled at every meeting of stockholders to one vote for every share of Class A Common standing in his or her name on the books of the Corporation and except as required by applicable law, that each holder of shares of Class B Common shall have no voting power whatsoever.

C. Conversion. The outstanding shares of Class A Common shall be convertible into shares of Class B Common and the outstanding shares of Class B Common shall be convertible into shares of Class A Common, as follows:

(i)	Conversion of Class A Common.

(a) At the option of the holder thereof, each share of Class A Common shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Class B Common as provided herein.

(b) Each holder of Class A Common who elects to convert the same into shares of Class B Common shall surrender at any time during the Corporation’s normal business hours the certificate or certificates therefor, duly endorsed, at the chief executive office of the Corporation (or such other office or agency as directed by the Corporation by notice to such holder after receipt of the notice provided below) after written notice of such holder’s conversion election is duly provided to the Corporation as provided below. The electing holder of Class A Common shall give written notice to the Corporation that such holder elects to convert the same and shall state therein the number of shares of Class A Common being converted. As soon as practicable after the receipt by the Corporation of such notice and such shares, certificates for the number of shares of Class B Common Stock to which such holder is entitled upon such conversion pursuant to Section C(iii) of this Article shall be issued in the name of such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class A Common to be converted, and the person entitled to receive the shares of Class B Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common on such date.

(ii)	Conversion of Class B Common Stock.

(a) At the option of the holder thereof, each share of Class B Common shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Class A Common as provided herein.

(b) Each holder of Class B Common who elects to convert the same into shares of Class A Common shall surrender at any time during the Corporation’s normal business hours the certificate or certificates therefor, duly endorsed, at the chief executive office of the Corporation (or such other office or agency as directed by the Corporation by notice to such holder after receipt of the notice provided below) after written notice of such holder’s conversion election is duly provided to the Corporation as provided below. The electing holder of Class B Common shall give written notice to the Corporation that such holder elects to convert the same and shall state therein the number of shares of Class B Common being converted. As soon as practicable after the receipt by the Corporation of such notice and such shares, certificates for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion pursuant to Section C(iii) of this Article shall be issued in the name of such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common to be converted, and the person entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common on such date.

(iii)	Conversion Factor

The conversion of Class A Common to Class B Common and the conversion of Class B Common to Class A Common shall be on a one-for-one basis.

D. Notices.

Any notice to the Corporation required by provisions of this Article shall be given in writing and shall be deemed given when post-marked, if deposited in the United States mail, postage prepaid and sent by registered or certified mail with a return receipt requested, and addressed to the Corporation at its chief executive office, Attention: The Secretary of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class A Common or Class B Common, as applicable, at the last known address of such holders according to the books and records of the Corporation). Notice given to the Corporation by any other means shall only be effective if (i) it is in writing, (ii) it is addressed to the Corporation as provided in this Section D, and (iii) it is delivered (A) by hand or (B) by local messenger or overnight courier (charges prepaid) and any such notice shall then be deemed given when received by the Corporation.

ARTICLE V:

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE VI:

The election of directors need not be by written ballot.

ARTICLE VII: Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this ARTICLE VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE VII or otherwise. The corporation may, by action of the Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this ARTICLE VII is not paid in full by the corporation within thirty days after written notice thereof has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation, and as to any such other action as to which it shall not be a defense) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the DGCL, nor an actual determination by the corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The rights to indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition conferred in this ARTICLE VII shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the corporation or another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this ARTICLE VII), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) Impairment of Existing Rights. Any repeal or modification of this ARTICLE VII shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(f) Construction and Presumption. This ARTICLE VII shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this ARTICLE VII is entitled to such indemnification and the corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

(g) Confidentiality. Any finding that a person asserting a claim for indemnification pursuant to this ARTICLE VII is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

(h) Severability. If any provision of this ARTICLE VII shall be deemed invalid or unenforceable, the corporation shall remain obligated to provide indemnification and advance expenses subject to all those provisions of this ARTICLE VII which are not invalid or unenforceable.

ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this ARTICLE VIII shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE VIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

THIRD: The foregoing Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate and does affirm the foregoing as true as of the 29th day of January, 2004.

/s/ Richard A. Lobo
Richard A. Lobo, President,

State of Delaware Secretary of State Division of Corporations Delivered 03:58 PM 09/30/2005 FILED 03:58 PM 09/30/2005 SRV 050804208 – 3732123 FILE

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FTT HOLDINGS, INC.

It is hereby certified that:

1. The present name of the Corporation (hereinafter the “Corporation”) is FTT Holdings, Inc. It was originally incorporated under the name Baker Tanks Holding Corporation on November 25, 2003. The name was changed to Tank Holdings Inc. on December 9, 2003. The name was then changed to its present name on December 11, 2003.

2. The amended and restated certificate of incorporation of the Corporation is hereby amended by striking out the entire Article IV thereof and by substituting in lieu of said Article IV a new Article IV, which shall read in its entirety as follows:

ARTICLE IV:

A. Classes of Stock. The Corporation is authorized to issue two (2) million shares of capital stock consisting of common stock, which shall have a par value of $0.01 per share (the “Common Stock”). The Common Stock shall be divided into two (2) classes, one of which shall be designated “Class A Common Stock” and shall consist of one (1) million authorized shares, par value $0.01 per share (the “Class A Common”), and the other of which shall be designated “Class B Common Stock” and shall consist of one (1) million authorized shares, par value $0.01 per share (the “Class B Common”).

B. Rights, Preferences and Restrictions of Common Stock. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class of Common Stock are as follows:

Class	Relative Rights

Class A Common Class B Common	Voting Non-Voting

Each share of Class A Common and each share of Class B Common shall be identical in all respects and shall have, and must be accorded, equal rights without priority of one series over the other in any matter, including the right to dividends and the right to distributions upon any liquidation, dissolution, winding up of the affairs or distributions of capital of the Corporation, provided that each holder of shares of Class A Common shall be entitled at every meeting of stockholders to one vote for every share of Class A Common standing in his or her name on the books of the Corporation and except as required by applicable law, that each holder of shares of Class B Common shall have no voting power whatsoever.

C. Conversion. The outstanding shares of Class A Common shall be convertible into shares of Class B Common, as follows:

(i)	Conversion of Class A Common

(a) At the option of the holder thereof, each share of Class A Common shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Class B Common as provided herein.

(b) Each holder of Class A Common who elects to convert the same into shares of Class B Common shall surrender at any time during the Corporation’s normal business hours the certificate or certificates therefor, duly endorsed, at the chief executive office of the Corporation (or such other office or agency as directed by the Corporation by notice to such holder after receipt of the notice provided below) after written notice of such holder’s conversion election is duly provided to the Corporation as provided below. The electing holder of Class A Common shall give written notice to the Corporation that such holder elects to convert the same and shall state therein the number of shares of Class A Common being converted. As soon as practicable after the receipt by the Corporation of such notice and such shares, certificates for the number of shares of Class B Common Stock to which such holder is entitled upon such conversion pursuant to Section C(ii) of this Article shall be issued in the name of such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class A Common to be converted, and the person entitled to receive the shares of Class B Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common on such date.

(ii)	Conversion Factor

The conversion of Class A Common to Class B Common shall be on a one-for-one basis.

D. Notices.

Any notice to the Corporation required by provisions of this Article shall be given in writing and shall be deemed given when post-marked, if deposited in the United States mail, postage prepaid and sent by registered or certified mail with a return receipt requested, and addressed to the Corporation at its chief executive office, Attention: The Secretary of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class A Common or Class B Common, as applicable, at the last known address of such holders according to the books and records of the Corporation). Notice given to the Corporation by any other means shall only be effective if (i) it is in writing, (ii) it is addressed to the Corporation as provided in this Section D, and (iii) it is delivered (A) by hand or (B) by local messenger or overnight courier (charges prepaid) and any such notice shall then be deemed given when received by the Corporation.

3. The amendment to the amended and restated certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Certificate and does affirm the foregoing as true as of the 30th day of September, 2005.

/s/ Edward M. Lhee
Edward M. Lhee, Vice President